_____________________________________________________________________________

As filed with the Securities and Exchange Commission on November 26, 1997
                                               Registration No. 333-_________
_____________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                             ___________________

                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933

                             ___________________


                           PUGET SOUND ENERGY, INC.
           (Exact Name of Registrant as Specified in Its Charter)

                                 Washington
        (State or Other Jurisdiction of Incorporation or Organization)

                                 91-0374630
                     (I.R.S. Employer Identification No.)


                           411 - 108th Avenue N.E.
                      Bellevue, Washington  98004-5515
             (Address of Principal Executive Offices) (Zip Code)


          PUGET SOUND ENERGY, INC. NONEMPLOYEE DIRECTOR STOCK PLAN
                          (Full Title of the Plan)


                              WILLIAM S. WEAVER
             President and Chairman of Unregulated Subsidiaries
                          Puget Sound Energy, Inc.
                           411 - 108th Avenue N.E.
                      Bellevue, Washington  98004-5515
                               (206) 454-6363
                     (Name, Address and Telephone Number,
                  Including Area Code, of Agent For Service)
                             ___________________

                                  Copy to:
                               J. Sue Morgan
                               Perkins Coie
                        1201 Third Avenue, 40th Floor
                       Seattle, Washington  98101-3099

____________________________________________________________________________
CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________

                                 Proposed      Proposed
   Title of                      Maximum       Maximum
   Securities     Amount         Offering      Aggregate     Amount of
   To Be          To Be          Price Per     Offering      Registration
   Registered     Registered     Share(1)      Price(1)      Fee
   ________________________________________________________________________
   Common Stock
   (without par  100,000(3)      $26.969       $2,696,900    $818
   value)
_____________________________________________________________________________

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $26.969, based on the average of the high sales price ($27.125) and the low sales price ($26.813) for the Registrant's Common Stock as reported on the New York Stock Exchange on November 19, 1997.

(2) Includes associated Preference Stock Purchase Rights. Prior to the occurrence of certain events, the Preference Stock Purchase Rights will not be evidenced or traded separately from the Common Stock.

(3) Includes an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant's outstanding Common Stock.

PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents are hereby incorporated by reference in this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-4393);

     (b) The Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "Commission") under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on October 24, 1997, which contains certified financial statements for the most recent fiscal year for which such statements have been filed;

     (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Current Report on Form 8-K referred to in (b) above; and

     (d) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended.
Article VIII of the Registrant's Bylaws provides for the indemnification of the Registrant's directors, officers, employees and agents to the maximum extent permitted by Washington law.

     Section 23B.08.320 of the Washington Business Corporation act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, or a knowing violation of law, approval of distribution in violation of Section 23B.06.400 of the Washington Business Corporation Act, or any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. Article X of the Registrant's Restated Articles of Incorporation contains provisions implementing to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

     The Registrant also maintains an insurance policy insuring its directors and officers against liability for certain acts or omissions while acting in their official capacities.

ITEM 8. EXHIBITS

Exhibit
Number    Description
_______   ___________________________________________________________________
5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered.
23.1      Consent of Coopers & Lybrand L.L.P. (see page II-6)
23.2      Consent of Arthur Andersen LLP (see page II-7)
23.3      Consent of Perkins Coie (included in its Opinion filed as Exhibit
          5.1)
24.1      Power of Attorney (see Signature Page)
99.1      Puget Sound Energy, Inc. Nonemployee Director Stock Plan

ITEM 9. UNDERTAKINGS

A.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the

Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 7th day of October, 1997.

                                      PUGET SOUND ENERGY, INC.

                                      By       R.R. Sonstelie
                                          ___________________________
                                                R.R. Sonstelie
                                      Chairman  and Chief Executive Officer


                              POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes R.R. Sonstelie, William S. Weaver and James P. Torgerson, and each of them, as attorneys-in-fact, with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any or all amendments (including pre-effective and post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on the 7th day of October, 1997, in the capacities indicated.

Signature                            Title

      R. R. Sonstelie
___________________________     Chairman and Chief Executive Officer
     (R. R. Sonstelie)          (Principal Executive Officer)

      William S. Weaver
___________________________     President, Chairman of Unregulated
     (William S. Weaver)        Subsidiaries and Director

      James P. Torgerson
___________________________     Vice President and Chief Financial Officer
     (James P. Torgerson)       (Principal Financial Officer)

      James W. Eldredge
___________________________     Corporate Secretary, Controller and
     (James W. Eldredge)        Chief Accounting Officer

      Douglas P. Beighle
___________________________     Director
     (Douglas P. Beighle)

      Charles W. Bingham
___________________________     Director
     (Charles W. Bingham)

      Phyllis J. Campbell
___________________________     Director
     (Phyllis J. Campbell)

      Donald J. Covey
___________________________     Director
     (Donald J. Covey)

      Robert L. Dryden
___________________________   Director
     (Robert L. Dryden)

      John D. Durbin
___________________________     Director
     (John D. Durbin)

      John W. Ellis
___________________________     Director
     (John W. Ellis)

      Daniel J. Evans
___________________________     Director
     (Daniel J. Evans)

      Tomio Moriguchi
___________________________     Director
     (Tomio Moriguchi)

      Sally G. Narodick
___________________________     Director
     (Sally G. Narodick)

      R. Kirk Wilson
___________________________     Director
     (R. Kirk Wilson)

                                                               EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
        ____________________________________________________________

We consent to the incorporation by reference in the registration statement of Puget Sound Energy, Inc. on Form S-8 of our reports dated February 12, 1997, on our audits of the consolidated financial statements and financial statement schedule of Puget Sound Energy, Inc. (formerly Puget Sound Power & Light Company) as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995, and 1994, which reports are included in the Company's Current Report on Form 8-K, dated October 23, 1997 and in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.



                                              Coopers & Lybrand L.L.P.


Seattle, Washington
November 24, 1997

                                                               EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
        ____________________________________________________________

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement, as it relates to Washington Energy Company and Washington Natural Gas Company (the Companies), of our reports dated October 31, 1996 included in Puget Sound Energy, Inc.'s Form 8-K dated October 24, 1997 and to all references to our Firm included in this registration statement. It should be noted that we have not audited any financial statements of the Companies subsequent to September 30, 1996 or performed any audit procedures subsequent to the date of our report.


                                       Arthur Andersen LLP

Seattle, Washington
November 24, 1997

                              INDEX TO EXHIBITS

Exhibit
Number    Description
_______   _________________________________________________________________

 5.1 Opinion of Perkins Coie regarding legality of Common Stock being registered

23.1      Consent of Coopers & Lybrand L.L.P. (see Page II-6)

23.2      Consent of Arthur Andersen LLP (see Page II-7)

23.3      Consent of Perkins Coie (included in its Opinion filed as Exhibit
          5.1)

24.1      Power of Attorney (see Signature Page)

99.1      Puget Sound Energy, Inc. Nonemployee Director Stock Plan

                                                                  EXHIBIT 5.1

                          (Perkins Coie Letterhead)


                                                            November 24, 1997

Puget Sound Energy, Inc.
411 - 108th Avenue N.E.
Bellevue, WA  98004-5515

Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended ("the Act"), which you are filing with the Securities and Exchange Commission with respect to 100,000 shares of Common Stock, without par value (the "Shares"), which may be issued pursuant to the Puget Sound Energy, Inc. Nonemployee Director Stock Plan (the "Plan"). We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for the purpose of this opinion.

     Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the Plan have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration therefor in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,




Perkins Coie

                                                                EXHIBIT 99.1
                          PUGET SOUND ENERGY, INC.
                       NONEMPLOYEE DIRECTOR STOCK PLAN

1.   Establishment, Purpose and Duration of the Plan

     (a) The purpose of the Plan is to provide ownership of Puget Sound Energy, Inc. Common Stock to nonemployee members of the Board of Directors in order to strengthen the commonality of interest between directors and stockholders and to improve the Company's ability to attract and retain highly qualified individuals to serve as directors of the Company.

     (b)  The Plan shall become effective as of January 1, 1998.

     (c) The Plan shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Section 14, until all shares subject to the Plan have been purchased or acquired according to the Plan's provisions.

2.   Definitions

When used herein, the following terms shall have the respective meanings set forth below:

     (a) "Board" or "Board of Directors" means the Board of Directors of the Company.

     (b) "Common Stock" means the common stock, without par value, of the Company.

     (c) "Company" means Puget Sound Energy, Inc., a Washington corporation, or any successor corporation as provided in Section 15.

     (d)  "Deferred Stock Account"  has the meaning set forth in Section 8(b).

     (e) "Employee" means any officer or employee of the Company or of any Subsidiary. Directors who are not otherwise employed by the Company or any Subsidiary shall not be considered employees for purposes of the Plan.

     (f) "Market Price" means the average of the daily high and low per share trading prices for the Common Stock as reported daily by the New York Stock Exchange in the Wall Street Journal or similar readily available public source for a single trading day.

     (g) "Nonemployee Director" or "Participant" means any person who is elected or appointed to the Board of Directors and who is not an Employee.

     (h) "Plan" means the Company's Nonemployee Director Stock Plan as set forth herein, as it may be amended from time to time.

     (i) "Plan Administrator" means the Board or a committee whose members meet the requirements of Section 4(a), appointed from time to time by the Board to administer the Plan.

     (j) "Quarterly Retainer" means the quarterly retainer payable to all Nonemployee Directors (exclusive of any per-meeting fees, committee chair fees or expense reimbursements). The Quarterly Retainer shall be prorated based on the number of calendar months (including partial calendar months) a director has served as a Nonemployee Director during the fiscal quarter for which the Quarterly Retainer is payable.

     (k) "Stock Payment" means the fixed portion of the Quarterly Retainer to be paid to Nonemployee Directors in shares of Common Stock rather than cash for services rendered as a director of the Company as provided in
Section 6 and that portion of the Quarterly Retainer to be paid to Nonemployee Directors in shares of Common Stock resulting from the election specified in Section 7.

     (l) "Subsidiary" means any corporation that is a "subsidiary corporation" of the Company, as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

     (m)  "Trust" and "Trustee" have the meanings set forth in Section 4(b).

     (n)  "Trustee Shares" has the meaning set forth in Section 9.

3.   Shares of Common Stock Subject to the Plan

Subject to Section 11, the maximum aggregate number of shares of Common Stock that may be purchased by the Trustee as Trustee Shares for purposes of the Plan shall be 100,000 shares. The Common Stock shall be purchased by the Trustee on the open market. The Company shall not issue any Common Stock under the Plan to the Trust or to any Participant, nor shall the Company purchase any Trustee Shares from the Trust.

4.  Administration of the Plan


     (a) The Plan will be administered by the Board or by a committee appointed by the Board consisting of one or more persons who are not eligible to participate in the Plan. Members of such committee need not be members of the Board. The Company shall pay all costs of administration of the Plan.

     (b) Subject to the express provisions of the Plan, the Plan Administrator has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Plan Administrator to carry out its functions under the Plan. Without limiting the generality of the foregoing, the Plan Administrator shall have full power and authority to (i) determine all questions of fact that may arise under the Plan; (ii) interpret the Plan and make all other determinations necessary or advisable for the administration of the Plan; (iii) prescribe, amend and rescind rules and regulations relating to the Plan, including, without limitation, any rules the Plan Administrator determines are necessary or appropriate to ensure that the Company and the Plan will be able to comply with all applicable provisions of any federal, state or local law, including securities laws; and
(iv) authorize the Trustee (the "Trustee" of the Puget Sound Energy, Inc. Stock Plan Trust, a trust established under the laws of the state of Washington (the "Trust"), to make Stock Payments to the Participants. All interpretations, determinations and actions by the Plan Administrator will be final, conclusive and binding upon all parties. Any action of the Plan Administrator with respect to the administration of the Plan shall be taken pursuant to a majority vote at a meeting of the Plan Administrator (at which members may participate by telephone) or by the unanimous written consent of its members.

5.   Participation in the Plan

All Nonemployee Directors shall participate in the Plan, subject to the conditions and limitations of the Plan, so long as they remain eligible to participate in the Plan as set forth below.

6.   Determination of Quarterly Retainers and Stock Payments

     (a) The Board, in its sole discretion, shall determine the Quarterly Retainer for all Nonemployee Directors.

     (b) Each director of the Company who is a Nonemployee Director at any time during a calendar year shall receive a Stock Payment as a portion of the Quarterly Retainer payable to such director. The Stock Payment shall be made as soon as possible following a fiscal quarter end. The number of shares of Common Stock to be issued to each Participant as a Stock Payment shall be determined by dividing the Market Price of the Common Stock for the last business day of a fiscal quarter into 40% of the Quarterly Retainer payable to such Participant for that fiscal quarter; provided, however, that no fractional shares shall be issued, and in lieu thereof the number of shares in the Stock Payment shall be rounded to the nearest whole number of shares. Certificates evidencing the shares of Common Stock constituting Stock Payments shall be registered in the respective names of, or as directed by, the Participants and shall be issued to each Participant.

     (c) The cash portion of the Quarterly Retainer shall be paid to Nonemployee Directors at such times and in such manner as may be determined by the Board.

7.   Election to Increase Amount of Stock Payment

     (a) In lieu of receiving the cash portion of his or her Quarterly Retainer, a Participant may make a written election to reduce up to 100% of the cash portion of the Quarterly Retainers to be paid during a calendar year by a specified percentage or dollar amount and have such amount applied to purchase additional shares of Common Stock.

     (b) The election shall be made on a form provided by the Plan Administrator and must be returned to the Plan Administrator on a date the Plan Administrator shall establish, but in any case no later than the first day of the calendar year to which the election relates or within 60 days after the Participant first becomes a Nonemployee Director. The election form shall state the amount by which the Participant desires to reduce the cash portion of his or her Quarterly Retainers for the calendar year, which shall be applied toward the purchase of Common Stock in the same manner and on the same dates that the Stock Payments are made pursuant to Section 6; provided, however, that no fractional shares may be purchased, and in lieu thereof the number of shares in the Stock Payment shall be rounded to the nearest whole number of shares. No Participant shall be allowed to change or revoke any election for the relevant calendar year, but may change his or her election for any subsequent calendar year.

8.   Election to Defer Receipt of Stock Payment

Any director of the Company who may become entitled to a Stock Payment may elect to have issuance of the shares deferred in accordance with the provisions of this Section 8.

     (a) Any such election shall be made on a form provided by the Plan Administrator and must be returned to the Plan Administrator on a date the Plan Administrator shall establish, but in any case no later than the last day of the calendar year prior to the calendar year to which the election relates or within 60 days after the date the participant first becomes a Nonemployee Director. Any such election shall be effective for all Stock Payments in calendar years following the calendar year in which it is filed; provided, however, that any such election filed within 60 days after a Participant first becomes a Nonemployeee Director shall be effective on the first day of the month following the month in which the Participant files the election form. An election may specify a distribution option for purposes of
Section 8(c). A deferral election may be revoked by written notice filed with the Plan Administrator. Any such revocation shall be effective for all Stock Payments in calendar years following the calendar year in which it is filed. Following any such revocation, a director may subsequently elect to again have issuance of future Stock Payments deferred in accordance with the provisions of this Section 8. Any such new election shall comply with the procedures of this Section 8(a) and shall be effective for all Stock Payments in calendar years following the calendar year in which it is filed.

     (b) For each Nonemployeee Director for whom one or more Stock Payments are deferred under this Section 8, the Company shall maintain an unfunded account (the "Deferred Stock Account") as follows:

          (i) The Deferred Stock Account shall be credited with the number of shares of Common Stock that are from time to time deferred. The number of shares credited to the Deferred Stock Account (which number may be fractional) shall be determined by dividing (A) the dollar amount of the Quarterly Retainer that otherwise would be paid in Common Stock pursuant to Sections 6 and 7 by (B) the Market Price of the Common Stock for the last business day of the fiscal quarter for which the deferral is made.

          (ii) Whenever cash dividends are declared on shares of Common Stock, a dividend equivalent shall be computed with respect to each Deferred Stock Account. The amount of the dividend equivalent shall be the product of
(A) the number of credited shares in the Deferred Stock Account on the date as of which the Company determines the holders of record of the Common Stock who are entitled to receive the dividend and (B) the per share dividend amount. The dividend equivalent shall be deemed reinvested in additional shares of Common Stock by crediting to the Deferred Stock Account, effective on the date the cash dividend is paid, the number of shares (which number may be fractional) obtained by dividing (1) the amount of the dividend equivalent by (2) the Market Price of the Common Stock for the dividend payment date. Dividend equivalents shall be credited and deemed reinvested under this
Section 8(b), until all shares of Common Stock credited to the Deferred Stock Account have been issued to the Nonemployee Director or to his or her estate.

          (iii) The Deferred Stock Account shall be debited for any shares of Common Stock that are issued under Sections 8(c), 8(d) or 11.

          (iv) The Deferred Stock Account shall be subject to any adjustment required or permitted pursuant to Section 11.

     (c) A Participant may elect, in a manner determined by the Plan Administrator, to receive the shares issuable to him or her from the Deferred Stock Account in a lump sum payment or in substantially equal annual installments of not more than five years. The election may be changed to an allowable alternative payment period by submitting a new election to the Plan Administrator, provided that any such election is submitted at least one year before the Participant ceases to be a director of the Company. The election most recently accepted by the Plan Administrator shall govern the distribution of all shares issuable to the Participant from his or her Deferred Stock Account. If a Participant does not make any election with respect to the distribution of shares from the Participant's Deferred Stock Account, then such shares shall be issued in a lump sum payment. The lump sum payment shall be made, or installment payments shall commence, no later than January 15 of the calendar year following the calendar year in which such individual ceases to be a director of the Company.

     (d) Notwithstanding the provisions of Section 8(c), if a Nonemployeee Director should die prior to issuance of all shares of Common Stock that have been credited to his or her Deferred Stock Account, the number of shares of Common Stock remaining in the Deferred Stock Account shall be issued to the Nonemployeee Director's estate as soon as practicable following the date of death.

     (e)  No fractional shares of Common Stock shall be issued under this
Section 8, and in lieu thereof, the number of shares to be distributed shall be rounded to the nearest whole number of shares.

9.   Nonemployeee Director Stock Plan Trust

The Company shall pay to the Trustee sufficient amounts of cash to enable the Trustee to purchase shares of the Common Stock (the "Trustee Shares") to fund the Stock Payments to the Participants.

10.  Stockholder Rights

Nonemployee Directors shall not be deemed for any purpose to be, or have rights as, shareholders of the Company with respect to any shares of Common Stock except as and when such shares are issued and then only from the date of the certificate therefor. No adjustment shall be made for dividends or distributions or other rights for which the record date precedes the date of such stock certificate.

11.  Adjustment for Changes in Capitalization

If the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization or recapitalization, reclassification, stock dividend, stock split, reverse stock split, combinations of shares, rights offering or other distribution with respect to such shares of Common Stock or other securities or other change in the corporate structure or shares of Common Stock, the maximum number of shares and/or the kind of shares that may be issued under the Plan and the number and/or the kind of shares that are credited to Deferred Stock Accounts may be appropriately adjusted by the Plan Administrator. Any determination by the Plan Administrator as to any such adjustment will be final, binding and conclusive. The maximum number of shares issuable under the Plan as a result of any such adjustment shall be rounded down to the nearest whole share.

12.  Continuation of Directors in Same Status

Nothing in the Plan or in any instrument executed pursuant to the plan, and no action taken pursuant to the Plan, shall be construed as creating or constituting evidence of any agreement or understanding, express or implied, that a Nonemployee Director will have any right to continue as a director or in any other capacity for any period of time or at a particular retainer or other rate of compensation.

13.  Nontransferability of Rights

No Participant shall have the right to assign the right to receive any Stock Payment or any other right of interest under the Plan, contingent or otherwise, or to cause or permit any encumbrance, pledge or charge of any nature to be imposed on any such Stock payment (prior to the issuance of stock certificates evidencing such Stock Payment) or any such right or interest.

14.  Amendment and Termination of Plan

     (a) The Board will have the power, in its discretion, to amend, suspend or terminate the Plan at any time.

     (b) No amendment, suspension or termination of the Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligations under any Stock Payment previously granted under the Plan to such Participant, unless such amendment, suspension or termination is required by applicable law.

     (c) Notwithstanding the foregoing, and to the extent required to qualify the Plan as a formula plan for purposes of exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended, any provision of the Plan that either states the amount and price of securities to be issued under the Plan and specifies the price and timing of such issuances, or sets forth a formula that determines the amount, price and timing of such issuances, shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

15.  Successors

All obligations of the Company under the plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

16.  Severability

In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.  Governing Law

The Plan shall be construed in accordance with, and governed by, the laws of the state of Washington.